UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): February 28, 2005

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 28, 2005, HearUSA, Inc. (the “Company”) issued a press release and will host a conference call relating to the financial results for the fiscal quarter ended December 25, 2004 and the fiscal year ended December 25, 2004. Copies of the press release and conference call script are furnished with this Form 8-K as Exhibits 99.1 and 99.2, respectively.

The attached script contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including those concerning the Company’s expectations that the Company’s quarterly non-cash charge relating to the December 2003 financing is approximately $530,000; that the reorganization of the management team will provide strength and ability to reach the Company’s goals; that the previously announced, new or expanded contracts with healthcare providers will generate more than $5 million in revenue in 2005; that 2005 fiscal year revenues will exceed $80 million; and that 2005 will be the Company’s first profitable year. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as market demand for the Company’s goods and services; changes to the Company’s run rate; success of new and expanded healthcare provider contracts; effects of the Medicare Prescription Drug Improvement and Modernization Act; changes in the pricing environment; general economic conditions in those geographic regions where the Company’s centers are located; the impact of competitive products; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the 2003 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)
Date: February 28, 2005	By:	/s/ Stephen J. Hansbrough
		Name:	Stephen J. Hansbrough
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued February 28, 2005.

99.2	February 28, 2005 conference call script.